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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-4 of our report dated March 18, 1997, on our audits of the financial statements of Advanced Radio Telecom Corp. and Subsidiaries as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994. We also consent to the references to our firm under the captions "Experts" and "Selected Consolidated Financial Data."

                                          Coopers & Lybrand L.L.P.

Seattle, Washington
August 12, 1997